UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2008
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On August 24, 2008, Grey Wolf, Inc., a Texas corporation (“Grey Wolf’), Precision Drilling Trust, an Alberta unincorporated open-ended investment trust (“Precision”), Precision Drilling Corporation, a corporation amalgamated under the laws of the Province of Alberta (“PDC”), and Precision Lobos Corporation, a Texas corporation and wholly-owned subsidiary of Precision (“Lobos”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Grey Wolf will merge with and into Lobos (the “Merger”), with Lobos continuing as the surviving corporation.
     Under the terms of the Merger Agreement, shareholders of Grey Wolf may elect to receive either cash or trust units of Precision in exchange for their shares of Grey Wolf common stock. Each share of Grey Wolf common stock will be converted, at the option of the holder, into $9.02 in cash or 0.4225 units of Precision, subject to proration. The maximum amount of cash to be paid by Precision will be approximately US$1.12 billion, and the maximum number of units will be approximately 42.0 million. These amounts take into account the conversion of Grey Wolf’s convertible debt securities and stock options, totaling approximately 223 million fully diluted Grey Wolf shares of Grey Wolf common stock. These maximum amounts translate to US$5.00 in cash and 0.1883 of a unit for each share of Grey Wolf common stock. Upon consummation of the Merger, shareholders of Grey Wolf will own approximately 25% of the combined company.
     Grey Wolf, Precision, PDC and Lobos have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and covenants not to engage in certain kinds of transactions during that period. In addition, Grey Wolf made certain additional customary covenants, including, among others, covenants, subject to certain exceptions, (A) not to solicit proposals relating to alternative business combination transactions, (B) not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, and (C) to cause a shareholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement. However, prior to the shareholder meeting, Grey Wolf may enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions if (i) its board of directors, acting in good faith, has determined, after consultation with its advisors, that a transaction is reasonably likely to result in a “Superior Proposal,” as defined in the Merger Agreement, and (ii) Grey Wolf enters into a confidentiality agreement with the party making the proposal, the terms of which are no more favorable than those contained in the confidentiality agreement between Grey Wolf and Precision.
     Investors are cautioned that the representations, warranties, covenants included in the Merger Agreement were made by Grey Wolf, Precision, PDC and Lobos to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the parties, rather than to establish matters as facts. The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the parties or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Grey Wolf or Precision. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Grey Wolf and Precision, because either party may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.
     Consummation of the Merger is subject to customary conditions, including, among others, (1) approval of the Merger Agreement by shareholders of Grey Wolf, (2) the receipt of required regulatory approvals, (3) the effectiveness of the registration statement that will be filed by Precision for the issuance of its trust units in the Merger and the approval of the listing of the trust units issued in the Merger on the New York Stock Exchange and Toronto Stock Exchange and (4) the absence of any material adverse effect with respect to Grey Wolf’s and Precision’s business, as applicable.
     Financing is not a condition to consummation of the Merger. Precision has received commitments from Deutsche Bank Securities, Royal Bank of Canada, HSBC Bank and The Toronto Dominion Bank to finance the cash portion of the merger consideration.
     The Merger Agreement contains certain termination rights for Precision. Upon termination of the Merger Agreement under certain specified circumstances, Grey Wolf would be required to pay Precision a termination fee of up to $64.0 million.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference.
     In connection with the Merger Agreement, Precision entered into voting agreements dated as of August 24, 2008 (the “Voting Agreement”), with the directors and executive officers of Grey Wolf. The Voting Agreement provides that each affiliate will vote his shares in favor of the approval and adoption of the Merger Agreement and not dispose or pledge their Grey Wolf common stock, except for existing pledges. The Voting Agreement terminates if the Merger Agreement is terminated or upon mutual consent of Precision and the affiliate. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement which is filed as Exhibit 2.2 and is incorporated into this Current Report on Form 8-K by reference.

     On August 25, 2008, Grey Wolf and Precision issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.
Item 3.03. Material Modifications to Rights of Security Holders.
     Pursuant to the Merger Agreement, Grey Wolf entered into the Second Amendment to its Rights Agreement with American Stock Transfer & Trust Company, a New York corporation (“Amendment No. 2”). In Amendment No. 2, the definitions of an “Acquiring Person” and “Beneficial Owner,” both as defined in the Rights Agreement, were amended to provide that Precision, PDC, Lobos and certain of their affiliates would not become an Acquiring Person or Beneficial Owner as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement. The Rights Agreement will terminate pursuant to its original terms on September 18, 2008.
     The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 which is filed as Exhibit 4.1, and is incorporated into this Current Report on Form 8-K by reference.
Forward-Looking Statements
     Statements about Grey Wolf’s and Precision’s outlook and all other statements in this Current Report on Form 8-K other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Grey Wolf’s and Precision’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding the proposed Merger, including expected combined financial and operating results; the expected amount and timing of operating synergies; and whether and when the transactions contemplated by the Merger Agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to realize anticipated synergies; the result of the review of the proposed Merger by various regulatory agencies and any conditions imposed in connection with consummation of the proposed Merger; failure to receive the approval of the proposed Merger by the holders of Grey Wolf and satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Grey Wolf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Precision’s Annual Report on Form 40-F for the fiscal year ended December 31, 2007, and those set forth from time to time in Grey Wolf’s and Precision’s filings with the Securities and Exchange Commission, which are available through Grey Wolf’s and Precision’s websites at www.gwdrilling.com and www.precisiondrilling.com. Grey Wolf and Precision expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
     In connection with the proposed Merger, Precision will file a registration statement, which will include a proxy statement of Grey Wolf and other materials, with the Securities and Exchange Commission. PROSPECTIVE INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, LOBOS AND THE PROPOSED TRANSACTION. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, www.precisiondrilling.com for Precision’s web site, and www.gwdrilling.com for Grey Wolf’s web site. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
     Grey Wolf and Precision and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed Merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement for its 2008 annual meeting of shareholders as filed with the SEC on April 8, 2008. Information concerning directors and certain of executive officers of Precision is included in its Annual Report on Form 40-F on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Drilling Corporation and Precision Lobos Corporation.

2.2	Form of Voting Agreement

4.1	Second Amendment to Rights Agreement, dated August 21, 2008, between Grey Wolf, Inc. and American Stock Transfer & Trust Company

99.1	Joint Press Release, dated August 25, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 27, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Drilling Corporation and Precision Lobos Corporation.

2.2	Form of Voting Agreement

4.1	Second Amendment to Rights Agreement, dated August 21, 2008, between Grey Wolf, Inc. and American Stock Transfer & Trust Company

99.1	Joint Press Release, dated August 25, 2008

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